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                                                                 Exhibit 4.04(r)

                             INSTRUMENT OF ADHERENCE

                          Dated as of February 28, 2001

To:    Fleet National Bank, as Agent,
       the Lenders, and the Borrowers,
       as defined in the Credit Agreement
       referred to below

      Reference is made to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 19, 1995 (as amended and in effect from time to time, the "Credit Agreement"), by and among MORTON'S RESTAURANT GROUP, INC. (formerly known as Quantum Restaurant Group, Inc.), a Delaware corporation (referred to below and in the Credit Agreement as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), FLEET NATIONAL BANK, as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement), FLEET NATIONAL BANK (referred to in the Credit Agreement as "FNBB") in its individual capacity as a Lender, and the other Lenders party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      The parties hereto hereby agree as follows:

      1. Additional Commitment Amount; New Lender. This Instrument of Adherence (this "Instrument") is being executed and delivered in accordance with ss.17A of the Credit Agreement. The Borrowers have requested that LaSalle Bank National Association ("LaSalle") agree to provide the Borrowers with an Additional Commitment Amount pursuant to ss.17A. By their respective signatures below, each of the Borrowers and the Agent hereby consents to the provision by LaSalle of an Additional Commitment Amount in the amount of $12,500,000.00 and to the status of LaSalle thereby as a "New Lender" with a corresponding Revolving Credit Commitment under ss.17A of the Credit Agreement (in such capacity, LaSalle being referred to sometimes herein as the "New Lender"), to the extent of such Additional Commitment Amount. By its signature below, LaSalle agrees to provide such Additional Commitment Amount to the Borrowers and to be bound, as a Lender, by the terms and conditions of the Credit Agreement and the other Loan Documents (as to such Additional Commitment Amount and its corresponding Revolving Credit Commitment) and to make Revolving Credit Loans and to participate in the issuance, extension and renewal of Letters of Credit, all in accordance with the Credit Agreement and such Additional Commitment Amount. LaSalle agrees that its Additional

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Commitment Amount under the Credit Agreement shall be equal to $12,500,000.00 as aforesaid. LaSalle's address for notices (as provided in ss. 17A of the Credit Agreement) is as set forth on the applicable signature page hereto. LaSalle further hereby expressly confirms and agrees, for the benefit of the Agent, the Lenders, and the Borrowers, as to all of the matters set forth in ss.ss.17A(j)(i) through (viii) of the Credit Agreement with respect to itself, its status as a New Lender and its obligation to provide the Additional Commitment Amount contemplated hereby in respect of the Revolving Credit Commitment Amount under the Credit Agreement. The Agent hereby waives the processing fee of $3,000 otherwise applicable to this Instrument under ss.17A of the Credit Agreement.

      2. New Revolving Credit Note. Upon the execution and delivery of this Instrument, and as a condition to its effectiveness, an appropriate Revolving Credit Note shall be issued by the Borrowers to the New Lender in the applicable amount provided for in ss.2.1(c) of the Credit Agreement. The Borrowers shall also promptly furnish to LaSalle and the Agent such additional documents and assurances as either may reasonably request pursuant to ss.17A(e) of the Credit Agreement in connection with this Instrument and such Revolving Credit Note.

      3. Effective Date. The effective date for this Instrument shall be February 28, 2001 (the "Effective Date"). Following the execution of this Instrument, and the consent hereto of the Agent and the Borrowers having been obtained and evidenced by their execution hereof as indicated below, each party hereto shall deliver its duly executed counterpart hereof to the Agent for recording in the Register by the Agent as provided in ss.17A of the Credit Agreement.

      4. Joinder. From and after the Effective Date, the New Lender shall be a party to the Credit Agreement and shall be entitled to all of the rights, benefits and interests of, and obligated to perform all of the undertakings, obligations and duties of, a Lender under the Credit Agreement having a Revolving Credit Commitment in respect of the Additional Commitment Amount provided for in this Instrument, all as contemplated by ss.17A of the Credit Agreement.

      5. Adjustment of Revolving Credit Commitment. Upon the Effective Date, the Revolving Credit Commitment Amount, the related aggregate amount of the Revolving Credit Commitment, and the applicable Commitment Percentages of the Lenders shall be adjusted as provided in ss.17A of the Credit Agreement to reflect the Additional Commitment Amount contemplated hereby.

      6. Initial Funding Arrangements. Pursuant to ss.17A of the Credit Agreement, on the Effective Date the New Lender shall fund its applicable portion of the outstanding Revolving Credit Loans in the manner set forth in ss.17A in such amounts as shall be necessary to result in the New Lender and each of the other Lenders then holding Revolving Credit Loans equal to its applicable Commitment Percentage (after giving effect to the adjustments thereof referred to above) of the aggregate principal amount of all Revolving Credit Loans then outstanding; and the Borrowers shall pay any amounts

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that may be applicable in connection with such funding arrangements pursuant to the final paragraph of ss.17A of the Credit Agreement. Any such payments of funds by the New Lender to (or for the account of) the other Lenders to effectuate the funding arrangements contemplated hereby in respect of the New Lender's Additional Commitment Amount shall constitute Revolving Credit Loans by the New Lender made to, and owed jointly and severally by, the Borrowers, all as provided in ss.17A.

      7. Governing Law. THIS INSTRUMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF
LAWS).

      8. No Default or Event of Default. By signing this Instrument below, the Borrowers hereby represent and warrant to the New Lender and the Agent that no Default or Event of Default has occurred and is continuing and that all of the Additional Commitment Conditions are satisfied in connection herewith.

      9. Eligible Assignee Status. By signing this Instrument below, LaSalle hereby represents and warrants to the Agent, the Lenders, and the Borrowers that it is an Eligible Assignee and accordingly is eligible for the status of a New Lender hereunder.

      10. Counterparts. This Instrument may be executed in any number of counterparts which shall together constitute but one and the same agreement.

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      IN WITNESS WHEREOF, intending to be legally bound, the undersigned has caused this Instrument to be executed on its behalf by its applicable officer thereunto duly authorized, as of the date first above written.

                        The New Lender: LASALLE BANK NATIONAL
                                        ASSOCIATION

                                        By: /s/ Brian Rujawitz
                                            ---------------------------------
                                            Name: Brian Rujawitz
                                            Title: VP

                                        Address for notices:

                                             135 South LaSalle Street
                                             Chicago, Illinois 60603
                                             Attention: Mr. Steven M. Cohen
                                             Telephone: (312) 904-7039

CONSENTED AND AGREED TO:

FLEET NATIONAL BANK, as Agent

By:    /s/ Robert W. MacElhiney
    -------------------------------
    Name:  Robert W. MacElhiney
    Title: Vice President


MORTON'S RESTAURANT GROUP, INC.
PEASANT HOLDING CORP.
MORTON'S OF CHICAGO, INC.

By:    /s/ Thomas J. Baldwin
    -------------------------------
    Name:  Thomas J. Baldwin
    Title: EVP & CFO